UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with the preparation of Duke Energy Corporation’s (“Duke Energy” or the “Company”) financial statements to be included in its Form 10-Q for the period ended June 30, 2008, the Company learned that Crescent Resources, LLC (“Crescent”), due to its management decision to revise its business strategy to accelerate the timing of cash flows on certain non-strategic property holdings, recorded impairment charges, of which Duke Energy’s proportionate share of such impairments is approximately $100 million.  The decision of Crescent to revise its business strategy was, in large part, made in connection with its June 2008 restructuring of the terms of its corporate credit facility.  Duke Energy will reflect these charges as a special item in its second quarter financial results.  Special items represent certain charges and credits, which management believes will not be recurring on regular basis.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 28, 2008	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller